Exhibit 99.2

PMG Intermediate Holding Corporation

And Subsidiaries

Condensed Unaudited Consolidated Financial Report

03.31.2018

Contents

Independent auditor’s review report	1

Financial statements

Unaudited condensed consolidated balance sheet	2
Unaudited condensed consolidated statement of income	3
Unaudited condensed consolidated statement of comprehensive income	4
Unaudited condensed consolidated statement of stockholder’s equity	5
Unaudited condensed consolidated statement of cash flows	6
Notes to Unaudited condensed consolidated financial statements	7-10

Independent Auditor’s Review Report

To the Board of Directors

PMG Intermediate Holding Corporation and Subsidiaries

Pierceton, Indiana

Report on the Financial Statements

We have reviewed the condensed consolidated financial statements of PMG Intermediate Holding Corporation and Subsidiaries as of March 31, 2018, and for the three-month periods ended March 31, 2018 and 2017.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the condensed financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with generally accepted accounting principles.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Balance Sheet as of December 31, 2017

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet as of December 31, 2017, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated April 4, 2018. In our opinion, the accompanying condensed balance sheet of PMG Intermediate Holding Corporation and Subsidiaries as of December 31, 2017, is consistent, in all material respects, with the audited financial statements from which it has been derived.

/s/ RSM US LLP

Elkhart, Indiana

May 30, 2018

PMG Intermediate Holding Corporation and Subsidiaries

Unaudited Condensed Consolidated Balance Sheet

March 31, 2018 and December 31, 2017

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash	$10,076,804	$15,905,385
Trade receivables	23,372,738	19,510,151
Inventories	20,996,118	20,376,198
Other current assets	1,667,759	1,517,794
Deferred income taxes	752,807	750,742

Total current assets	56,866,226	58,060,270

Property, equipment and leasehold improvements, net	35,583,214	32,893,254

Goodwill	49,946,257	49,946,257

Other intangible assets	48,364,557	49,580,640

Other assets	3,903,591	3,773,319

	$194,663,845	$194,253,740

Liabilities and Stockholder’s Equity

Current liabilities:
Current maturities of long-term debt	$880,000	$880,000
Accounts payable	9,536,530	9,361,937
Income taxes payable	252,523	179,063
Accrued expenses	7,552,797	12,165,129

Total current liabilities	18,221,850	22,586,129

Long-term debt, less current maturities	84,935,680	83,012,361

Deferred income taxes	9,429,659	9,274,417

Commitments and contingencies

Stockholder’s equity:
Common stock, par value $0.01, 100 shares issued and outstanding	1	1
Additional paid-in capital	82,683,203	82,601,650
Accumulated deficit	(1,206,118)	(3,438,740)
Accumulated other comprehensive income	599,570	217,922

	82,076,656	79,380,833

	$194,663,845	$194,253,740

See notes to unaudited condensed consolidated financial statements.

PMG Intermediate Holding Corporation and Subsidiaries

Unaudited Condensed Consolidated Statement of Income

For the Three Months Ended March 31, 2018 and 2017

	March 31,	March 31,
	2018	2017
Net sales	$40,649,756	$33,713,025
Cost of sales	30,497,721	26,459,666

Gross profit	10,152,035	7,253,359

Operating expenses:
Selling expenses	523,580	581,480
General and administrative expenses	3,561,898	3,787,119
Amortization of intangible assets	1,216,084	1,216,084

	5,301,562	5,584,683

Operating income	4,850,473	1,668,676

Nonoperating income (expense):
Interest income	21,559	14,266
Interest expense	(1,843,183)	(1,452,210)
Other income	(299,738)	232,218

	(2,121,362)	(1,205,726)

Income before income taxes	2,729,111	462,950
Income tax (credits)	496,489	(66,087)

Net income	$2,232,622	$529,037

See notes to unaudited condensed consolidated financial statements.

PMG Intermediate Holding Corporation and Subsidiaries

Unaudited Condensed Consolidated Statement Of Comprehensive Income

For the Three Months Ended March 31, 2018 and 2017

	March 31,	March 31,
	2018	2017
Net income	$2,232,622	$529,037
Foreign currency translation adjustment	381,648	941,906

Comprehensive income	$2,614,270	$1,470,943

See notes to unaudited condensed consolidated financial statements.

PMG Intermediate Holding Corporation and Subsidiaries

Unaudited Condensed Consolidated Statement of Stockholder’s Equity

For the Three Months Ended March 31, 2018

		Additional		Accumulated Other
	Common	Paid-in	Accumulated	Comprehensive
	Stock	Capital	Deficit	Income	Total
Balance, December 31, 2017	$1	$82,601,650	$(3,438,740)	$217,922	$79,380,833
Net income	—	—	2,232,622	—	2,232,622
Equity-based compensation cost	—	81,553	—	—	81,553
Foreign currency translation adjustment	—	—	—	381,648	381,648

Balance, March 31, 2018	$1	$82,683,203	$(1,206,118)	$599,570	$82,076,656

See notes to unaudited condensed consolidated financial statements.

PMG Intermediate Holding Corporation and Subsidiaries

Unaudited Consolidated Statement Of Cash Flows

For the Three Months Ended March 31, 2018 and 2017

	March 31,	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$2,232,622	$529,037
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	1,983,947	2,021,625
Amortization of intangible assets	1,216,084	1,216,084
Amortization of deferred financing costs	143,320	174,084
Other	81,553	12,480
Deferred income taxes	154,620	602,372
Change in assets and liabilities:
Increase in:
Trade receivables	(4,021,985)	(2,411,697)
Inventories	(507,924)	(691,948)
Other assets	(121,355)	(285,951)
Increase in:
Accounts payable	115,856	(58,008)
Income taxes payable	60,482	(1,104,451)
Accrued expenses	(4,667,342)	(650,427)

Net cash used in operating activities	(3,330,122)	(646,800)

Cash flows from investing activities:
Purchases of property and equipment	(4,280,820)	(914,195)

Net cash used in investing activities	(4,280,820)	(914,195)

Cash flows from financing activities:
Net borrowings on line of credit	2,000,000	4,700,000
Payments on notes payable	(220,000)	(1,259,094)

Net cash provided by financing activities	1,780,000	3,440,906

Effect of exchange rate changes on cash	2,361	292,943

(Decrease) increase in cash	(5,828,581)	2,172,854
Cash, beginning	15,905,385	5,827,420

Cash, ending	$10,076,804	$8,000,274

See notes to unaudited condensed consolidated financial statements.

PMG Intermediate Holding Corporation and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1. Nature of Business, Principles of Consolidation and Significant Accounting Policies

Nature of business: PMG Intermediate Holding Corporation (“Intermediate”) and PMG Acquisition Corporation (“PMG”) were formed in 2013 to effect the acquisition of PMG’s wholly owned subsidiary, Paragon Medical, Inc., and its subsidiaries (collectively the “Company”). The Company is a worldwide supplier of surgical instrument delivery systems, surgical instrumentation, implantable components and design and development services to the medical device marketplace. The Company provides a wide range of services and innovative solutions to support the strategic needs of its customers through its multiple offices and production facilities in the United States, Switzerland, China, and Poland. Sales of surgical instrumentation and implantable components accounts for approximately 67 percent of total revenue, and surgical instrument delivery systems account for approximately 33 percent of the revenue. The Company’s foreign subsidiaries account for approximately 22 percent of total net revenue.

The Company is a wholly-owned subsidiary of Paragon Equity, LLC (“Parent”).

Principles of consolidation: The consolidated financial statements include the accounts of all subsidiaries of the Company. All intercompany transactions and balances are eliminated in consolidation.

In our opinion, the accompanying condensed unaudited consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly our consolidated financial position as of March 31, 2018 and the consolidated results of operations and comprehensive income for the three months ended March 31, 2018 and March 31, 2017 and the consolidated cash flows for the three months then ended. The consolidated statement of operations and comprehensive income for the three months ended March 31, 2018 and March 31, 2017 is not necessarily indicative of the results to be expected for the full year. The consolidated balance sheet data as of December 31, 2017 was derived from audited financial statements, but does not include all of the information and footnotes required by GAAP for complete financial statements. These interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto appearing in our Annual Report for the year ended December 31, 2017.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through May 30, 2018, the date the financial statements were available to be issued.

Note 2. Inventories

For the period ended March 31, 2018 and the year ended December 31, 2017 inventories consisted of the following:

	March 31, 2018	December 31, 2017
Raw materials	$6,237,977	$5,313,198
Work in process	9,165,569	9,416,146
Finished goods	5,592,572	5,646,854

	$20,996,118	$20,376,198

PMG Intermediate Holding Corporation and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note	3. Intangible Assets

Intangible assets for the period ended March 31, 2018 and the year ended December 31, 2017 consist of the following:

	Three Months Ended March 31, 2018
	Cost	Accumulated Amortization	Net Book Value	Estimated Useful Lives
Customer base	$59,600,000	$17,510,211	$42,089,789	10-15
Trade name	8,815,000	2,540,232	6,274,768	15

Total other intangible assets	$68,415,000	$20,050,443	$48,364,557

	Year Ended December 31, 2017
	Cost	Accumulated Amortization	Net Book Value	Estimated Useful Lives
Customer base	$59,600,000	$16,441,044	$43,158,956	10-15
Trade name	8,815,000	2,393,316	6,421,684	15

Total other intangible assets	$68,415,000	$18,834,360	$49,580,640

Aggregate amortization expense of intangible assets for the three months ended March 31, 2018 and 2017 was approximately $1,216,000 per period. Future amortization of intangible assets for the years ending December 31, 2018 through 2022 and thereafter is as follows:

2018	$3,648,251
2019	4,864,334
2020	4,864,334
2021	4,864,334
2022	4,864,334
Thereafter	25,258,970

$48,364,557

PMG Intermediate Holding Corporation and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 4. Line of Credit and Long-Term Debt

Long-term debt for the period ended March 31, 2018 and the year ended December 31, 2017 is as follows:

	March 31, 2018	December 31, 2017
Revolving line of credit	$2,000,000	$—
Term loans	85,810,000	86,030,000

	87,810,000	86,030,000
Less deferred financing costs
(net of accumulated amortization)	(1,994,320)	(2,137,639)
Less current maturities	(880,000)	(880,000)

	$84,935,680	$83,012,361

Maturities of long-term debt are as follows:

2018	$880,000
2019	880,000
2020	880,000
2021	880,000
2022	84,290,000

$87,810,000

Note 5. Operating Leases

The Company leases facilities under operating leases, which expire at various dates through December 2028. Monthly lease payments range from $1,696 to $44,333 per month. The Company is required to pay all taxes, insurance, repairs and maintenance on the leased premises. In addition, the leases include various options to extend the lease terms. The Company also leases vehicles and equipment under operating leases, which expire at various dates through December 2018. Monthly lease payments range from $38 to $5,000 per month.

Annual minimum lease payments for operating leases are as follows:

2018	$2,507,334
2019	2,360,104
2020	2,308,957
2021	2,279,796
2022	2,257,617
Thereafter	10,170,846

$21,884,654

For the periods ended March 31, 2018 and 2017 the Company reported rent expense of approximately $600,184 and $578,863 respectively.

PMG Intermediate Holding Corporation and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 6. Equity Incentive Plan

The Company has an equity incentive plan for executives and directors that granted Class C and P common units of the Parent at no cost to the recipients.

Certain of these units vest annually over a five year period of time and the rest are subject to performance vesting upon a sale of the Company based upon a sales cash multiple realization. For the time based units, vesting is accelerated upon a sale of the Company. For the three months ended March 31, 2018 and 2017, expenses recognized associated with vesting of the grants issued to executives and directors was $81,553 and $24,650, respectively. Unrecognized compensation cost at March 31, 2018 and 2017 related to the non-vested class P units for executives and directors is approximately $108,000 and $247,000, respectively.

Note 7. Income Taxes

For interim financial reporting, the Company estimates its annual effective tax rate based on projected taxable income for the full year and records a quarterly tax provision based on the estimated annual effective rate.

The Company’s effective income tax rate was approximately 18 percent and -14 percent of pretax income for the three months ended March 31, 2018 and 2017, respectively. The effective tax rates for 2018 and 2017 differ from the U.S. federal statutory tax rate of 21 percent and 35 percent, respectively, due primarily to permanent differences and earnings outside the United States that are indefinitely reinvested and taxed at rates different than the U.S. federal statutory rate.